Exhibit 23.7.



                      [THE BLACKSTONE GROUP LETTERHEAD]




                                                September 4, 1998


Albertson's, Inc.
250 Parkcenter Boulevard
Boise, Idaho  83726

American Stores Company
299 South Main Street
Salt Lake City, Utah  84111

Ladies and Gentlemen:

     We hereby consent to the inclusion in the Registration Statement on Form S-4 (the "Registration Statement"), relating to the proposed merger of Abacus Holdings, Inc., a wholly owned subsidiary of Albertson's, Inc. ("Albertson's"), with and into American Stores Company ("ASC"), of our opinion letter, dated August 2, 1998, to the Board of Directors of ASC appearing as Appendix E to the Proxy Statement/Prospectus which comprises part of the Registration Statement, and to the references to such opinion and our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

THE BLACKSTONE GROUP L.P.



By: /s/ J. Tomilson Hill
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